Form C

Cover Page

Name of issuer:

SpaceFab.US, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 1/7/2016

Physical address of issuer:

30542 Via Estoril
Laguna Niguel CA 92677

Website of issuer:

http://www.spacefab.us

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

150,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $150,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$150,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

3/23/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$3,152.00	$0.00
Cash & Cash Equivalents:	$3,152.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$800.00	$0.00
Long-term Debt:	$16,809.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($14,497.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

SpaceFab.US, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Robert E. Chung	Professor of Demography	UC Berkeley	2016
Randall M. Chung	CEO	SpaceFab	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Randall M. Chung	CEO	2016
Randall M. Chung	CFO	2016
Randall M. Chung	President	2016
Randall M. Chung	Secretary	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Randall M. Chung	4.0 common stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The shares are speculative investments which involve a substantial risk of loss.

We plan to use the funds raised in this Wefunder campaign "seed" round to complete an engineering model of our space telescope satellite. We will need to raise $2 million dollars or more, in addition to the amount raised in this Wefunder campaign "seed" round, to complete the design, manufacture and test our flight model, and then launch our first space telescope satellite. We plan to raise the additional $2 million by showing considerable progress in designing our satellite and demonstrating market interest in use of the satellite. However, we may not make enough progress to convince a venture capital firm to provide "Series A" funding. If this happens, we may have to sell our technology, sell the company, or close the company, and investors might lose their investment.

We have a plan to obtain enough revenue to reach break-even within a year after we launch our satellite and it is operational. However, it is possible that there will be a rocket launch failure, and our satellite will be destroyed, which means there will be no revenue. We plan to mitigate this risk by purchasing launch insurance, which should allow us to build and launch a replacement satellite.

It is also possible that our satellite will make it into orbit, but then may not function correctly. We plan to mitigate this risk through extensive testing of our satellite, and having employees or consultants experienced in the manufacturing of satellites review our satellite design, testing, and manufacturing procedures. However, if we do not have sufficient funds remaining, or cannot raise additional funds to build and launch a replacement satellite, we may have to sell our technology, sell the company, or close the company, and investors might lose their investment.

We have an agreement with a corporate partner who will provide the launch of our satellite when their own satellite launches in mid-2019, and they will

also partially subsidize our launch costs. However, the agreement is non-binding and the offer might be withdrawn. If this happens, or if our satellite is not ready when their satellite launches, we will need to raise an additional Five Hundred Thousand Dollars ($500,000) or more, and find an alternate launch provider. This may delay the start of our service, increase our costs, and we will need to raise even more funding, which may not happen.

It is also possible that our revenues will be lower than we project, or our costs may be higher than we project, and we may not reach profitability before running out of money. We plan to mitigate the risk of inadequate revenue projections by having customer agreements prior to the raising of "Series A" funds. We plan to mitigate the risk of inadequate cost projections by having consultants experienced in company operations review our business plan. Despite these efforts, if we run out of money and cannot raise more funds, we may have to sell our technology, sell the company, or close the company, and investors might lose their investment.

We are not aware of any patent infringement, but someone may accuse us of patent infringement in the future. If that happens, we: (a) will have to pay to defend ourselves; (b) may have to pay for a license; (c) may need to pay for a settlement; or (d) may need to redesign our system, thus increasing our costs.

Our application for a patent on our ion engine accelerator may be rejected by the U.S. Patent Office, or the technology may not work, or the advantages of the technology may not be as powerful as we expect, so our ion engine technology may not be as valuable as we project.

There is no public market for the shares being offered, and no market is expected to develop for the shares in the future. The shares are not being registered under the securities laws of any appropriate jurisdiction, but in reliance on exemptions from such registration requirements. The shares may not be resold or otherwise transferred unless the shares are later registered under the securities laws of any appropriate jurisdiction, or unless an exemption from such registration requirements is available. Accordingly, an investor may be unable to liquidate an investment in the shares and should be prepared to bear the economic risk of an investment in the shares for an indefinite period. In addition, an investor should be able to withstand the total loss of his/her/its investment.

It is our plan to launch additional space telescope satellites for use by both

astronomical and Earth observation customers. However, it is possible that the astronomical market may not be as large as we project. It is also possible that the Earth observation market may be more competitive than we expect, or that our Earth observation technology may be deficient, such as having low resolution, incorrect spectral bands, or long revisit times. If our space telescope business line's revenue does not grow, we may not be able to finance and implement our asteroid mining and space manufacturing businesses, which would limit our long term business prospects.

Purchasers will not have an ownership claim to the Company or to any of its assets or revenues for an indefinite amount of time, and depending on when and how the Securities are converted, the Purchasers may never become equity holders of the Company. Purchasers will not become equity holders of the Company unless the Company receives a future round of financing great enough to trigger a conversion and the Company elects to convert the Securities. Purchasers will have no say in whether their securities are converted in any Equity Financing. In certain instances, such as a sale of the Company, an IPO or a dissolution or bankruptcy, the Purchasers may only have a right to receive cash, to the extent available, rather than equity in the Company.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$150,000**

Use of Proceeds:
- File full patent application for ion engine accelerator
- Complete telescope optical design and spacecraft structure design with corporate partner
- Design fault tolerant electronics and subsystems and develop embedded software for main and star tracker cameras
- Design optical components for star tracker and laser comm
- Basic operating expenses

If we raise: **$300,000**

Use of Proceeds:
- The items in the lower fundraise target, plus:
- Build main spacecraft structure
- Develop spacecraft mirror deployment with corporate partner, build initial version
- Build main camera, processor, interface and control boards. Build mirrors with corporate partner.
- Develop star trackers.
- Develop prototype laser communication ground station

If we raise: **$500,000**

Use of Proceeds:
- The items in the lower fundraise target, plus:
- Build and test star trackers.

- Develop/procure attitude control, GPS, laser comm, and RF comm modules

If we raise: **$750,000**

Use of Proceeds: - The items in the lower fundraise target, plus:

- File patents on telescope vibration control system and extendable boom

- Demonstrate internal battery powered telescope deployment, main camera operation, and image processing

If we raise: **$1,070,000**

Use of Proceeds: - The items in the lower fundraise target, plus:

- Integrate full spacecraft subsystems

- Perform initial thermal, vacuum, vibration, and functional testing

- Start "hardware-in-the-loop" testing

- Pay initial launch provider fees

- Develop prototype software systems for customers

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the

offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving
Preferred Stock, Investors will receive a number of shares of Preferred Stock calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i),
funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis.
Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an
issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of
the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the
Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and
the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	100000	0	No
Common Stock	10,000,000	4,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	1,000,000

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

NO

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Randall Chung, Chief Executive Officer and company co-founder, loaned the company $6500 in 2016, and an additional $3000 as of August 2017. There is a two year maturity date, and the interest rate for the loans is 3.5%. As of August 2017, Mr. Chung has additional unreimbursed expenses of approximately $12,900. Also as of August 2017, Sean League, Director of Spacecraft Engineering and company co-founder, has unreimbursed expenses of approximately $1450. There is no maturity or interest on the unreimbursed expenses. Mr. Chung and Mr. League expect to be reimbursed for expenses and any loans to be repaid upon raising of the seed round of funding.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Randall Chung, Chief Executive Officer and company co-founder, loaned the company $6500 in 2016, and an additional $3000 as of August 2017. There is a two year maturity date, and the interest rate for the loans is 3.5%. As of August 2017, Mr. Chung has additional unreimbursed expenses of approximately $12,900. Also as of August 2017, Sean League, Director of Spacecraft Engineering and company co-founder, has unreimbursed expenses of approximately $1450. There is no maturity or interest on the unreimbursed expenses. Mr. Chung and Mr. League expect to be reimbursed for expenses and any loans to be repaid upon raising of the seed round of funding.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.
We are a pre-revenue company, and currently self funded. Our expenses for 2016 were approximately $13,500. Our largest expenses have been for legal services for company formation and fundraising (23%), accounting (15%), travel (14%), and marketing (10%). Our expenses should be approximately $1,000 per month for the next four months or until we can raise seed funding. The primary expense in the short term is for legal fees for filing a patent. In the medium term, after we have raised seed funding, we will increase our spending on parts and equipment, and start spending on labor for designing our satellite engineering model.

We are an early-stage provider of space telescope services for astronomical and Earth observation customers. We will leverage our proprietary technology, deep expertise and supplier and vendor relationships to provide high performance and cost effective space telescopes for our future service business.

Access to our space telescope service will be provided through our website to customers around the world. They will be able to access our database of imagery, and can order their own custom observations of astronomical targets or Earth locations.

We originally founded our business in January 2016 to build space telescopes, to offer our own commercial space telescope observation services, and to develop a space mining and manufacturing service. As we have grown and evolved since that time, we had the following key milestones in the development of our business:

- Filed a provisional patent for an ion engine accelerator, which will be used for satellite propulsion
- Have designed the architecture for a space telescope satellite with a unique deployable optical system.
- We have established corporate partnerships for a subsidized launch of our satellite, and for the design and manufacture of critical precision optical components.

As an early-stage company, we have experienced losses thus far in our operating history, and will not have significant revenue until we finish building our satellite and successfully launch it.

We do not expect to see growth in our business in the current fiscal year, because we are still developing our satellite. However, we believe that in the long term, we have significant potential for growth, due to providing a service to an unaddressed market with a superior value proposition. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- We will require additional capital to finish and launch our satellite. We may be unable to raise it.
- There may be an unexpected competitor who may address the same initial market, which could impact our early stage revenue.
- We have an agreement with a corporate partner who will provide the launch, and they will also partially subsidize our launch costs. However, the agreement is non-binding and the offer might be withdrawn. If this happens, or if our satellite is not ready when their satellite launches, we will need to raise additional funds.
- Our satellite may not reach the proper orbit due to a launch failure, or our satellite may not function properly when in orbit, or may not operate long enough to generate substantial revenue. If any of those situations occur, we will need to fix the problem and raise more funding for another satellite and launch, which may not happen.

- Our future revenue may be substantially lower than we project, or our future costs may be substantially higher than we expect, affecting profitability. If that happens, we will need to fix the problem and raise more funding, which may not happen.
- We are not aware of any patent infringement, but someone may accuse us of that. If that happens, we will have to pay to defend ourselves, or we may have to pay for a license, or we may need to pay for a settlement, or we may need to redesign our system.

We expect that we will need at least $2.6mm in additional funding to get our production satellite into space. And another 400k on top of that to start generating revenue. A meaningful percent of we hope will come from our regulation crowdfunding campaign, but either way we will need to raise funds in excess of this campaign.

Liquidity.

Our cash and cash equivalents at August 28, 2017, amounted to $1,578 and were held for working capital purposes. We have no accounts receivable or accounts payable as of this date.

We anticipate using our available cash to continue the initial development of our satellite design for the next three months. We base this estimate on the fact that we have not paid ourselves any salary, and we are using personally owned equipment and tools.

The proceeds of this offering will enable the business to continue to pursue the design, construction, and test of our satellite and are necessary to our viability and ability to provide our revenue generating space telescope service.

Capital Resources. We have financed our operations through capital provided by the founders in the amount of approximately $19,809.

Historical Results of Operations.
We do not expect significant revenue in the current fiscal year or in the coming few fiscal years, because we do not expect to launch our revenue producing satellite until 2019.

Burn Rate / Run Rate
As of August 28, 2017, the company had $1,578 in the bank. As of August 28, 2017, the company has a $1,000 per month burn rate. Additional expenses will be accrued by Mr. Chung and Mr. League. Mr. Chung will also make additional loans to the company at an interest rate equal to the corporate prime rate until seed funds are raised.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.spacefab.us/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Spacefab SAFE

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Randall M. Chung
Robert E. Chung

Appendix E: Supporting Documents

INVEST IN SPACEFAB

Commercial Space Telescopes

"We are designing and building the first commercial space telescope for astronomy and Earth observation. This satellite will generate significant revenue as soon as it is launched, addressing both the astronomical and Earth observation markets. We plan to build and launch many more satellites for these markets as well as other markets.

Randall Chung
CEO/CO-FOUNDER, SPACEFAB


FOLLOW US FOR UPDATES
3 UPDATES 220 FOLLOWERS
SHARE
TWEET
167
investors
$124,778
$100 min
INVEST
raised of $150K-$1.07M goal
by Wefunder Portal LLC
SPACEFAB.US

Future Equity (SAFE)
$6M valuation cap
A SAFE gives you the right to future shares in SpaceFab. If you invest, you're betting the company will be worth more than $6M in the future.

INVESTOR PERKS

$1,000+ Twelve non-exclusive and six 1-year-exclusive space telescope images at no charge, up to one minute exposure each, if taken in first year of telescope operation.

$5,000+ Ninety non-exclusive and forty five 1-year-exclusive space telescope images at no charge, up to one minute exposure each, if taken in first year of telescope operation.

OUR AMBITION

We want to be the largest provider of on-demand space telescope services so that everyone can afford access to powerful multi-purpose space telescopes for personal, educational, and commercial use. We will leverage our space telescope technologies to extend into asteroid mining and exponential space manufacturing. Exponential space manufacturing may make it less expensive to manufacture in space than to manufacture on the Earth, revolutionizing how we build and what we build for space.

KEY FACTS

- We have designed an advanced space telescope system that is immediately commercially viable and can be the first in a constellation of space telescopes for astronomy and high-resolution Earth observation.
- We have patent pending technology for an ion engine accelerator that multiplies ion engine thrust and efficiency.
- We're working with corporate partners to design and build critical optical and mechanical components. We also have an agreement with a corporate partner to provide the launch of our first space telescope satellite in 2019.
- We have established a relationship with a major university partner for a funding program which should result in enough customers to reach full telescope time capacity of our first satellite.

DOCUMENTS

- SpaceFab.US_busplan_2017Aug17_Wefunder.pdf
- Waypoint_satellite_brochure-2017Aug17-front.jpg
- Waypoint_satellite_brochure-2017Aug17-back.jpg
- Video Transcript

Why I Like SpaceFab

When I first understood SpaceFab's business plan and vision, I was very excited. SpaceFab has a grand long term vision to accelerate construction in space by way of exponential manufacturing. Randy and Sean have a step by step plan to develop the necessary technologies. The space telescope will validate an integral part of the long term business plan and demonstrate its financial viability. I was so impressed that I became an early investor to support the launch of their first satellite.

Yen Choi
CO-FOUNDER AND BOARD MEMBER OF FIBERSAT, A SATELLITE OPERATOR.

THE BUZZ ABOUT SPACEFAB

I started Houghton & Company and Houghton Capital Corporation after being with Morgan Guaranty Trust Company (now Morgan Chase Bank) and White Weld & Company. I have had my successes and witnessed failures during my long career, both as a capital raiser and as CEO of companies, including Cotton Petroleoum Corporation, Hadson Corporation, Casella Waste Systems and Hadson Energy Resources Corporation. I have invested in SpaceFab.US because of the track record of the management team and the outlined business plan, and I believe the future will be in space and space technology. Lastly, because I believe an investment at this time in SpaceFab.US will multiply my investment many times over in the next two to four years.



Stephen W. Houghton
CEO/Founder, Cerro Grande Mining Corporation

CBS NEWS

SpaceFab: A Space Telescope for Everyone

Visit https://www.optcorp.com/ for all of your astronomy product and knowledge needs. OPT is collaborating with SpaceFab on their new satellite-mounted telescope that will be accessible to everyone. Watch this video to learn more. SpaceFab's
December 26, 2017 @ youtube.com

nextBIG FUTURE

Spacefab bootstrapping higher resolution space telescopes and then manufacturing in space at asteroids | NextBigFuture.com

Spacefab is currently building ther Waypoint space telescope with a 21 centimeter mirror. It is launching as a co-payload on a SpaceX rocket in 2019. This commercial telescope will have an image intensified ultraviolet and visible camera, and a 48
November 16, 2017 @ nextbigfuture.com

Waypoint 1

Gunter's Space Page - Information on Launch vehicles, Satellites, Space Shuttle and Astronautics
November 16, 2017 @ space.skyrocket.de



Tue, 11/14/2017 - 19:00 | Dr. David Livingston

Guest: Dr. David Livingston; Topics: This was supposed to be a program for those who self-invite themselves as a guest on The Space Show. No such callers called. We talked space telescopes re SpaceFab. Please direct all comments and questions
November 16, 2017 @ thespaceshow.com



Robotic Asteroid Mining: Bootstrapping the Solar System Economy

Centauri Dreams returns with an essay by long-time contributor Alex Tolley. If we need to grow a much bigger economy to make starships possible one day, the best way to proceed should be through building an infrastructure starting in the inner
October 20, 2017 @ centauri-dreams.org



SpaceFab Plans Public Use Commercial Space Telescope

ORANGE COUNTY, California (SpaceFab PR) - SpaceFab.US is a new space startup company working on space telescope satellites, asteroid mining, and space manufacturing. The company, also known as SpaceFab, is designing and building its
October 16, 2017 @ parabolicarc.com



Sun, 09/10/2017 - 12:00 | Dr. David Livingston

Listen to Randy talk about SpaceFab from 21min to 46 min. Guest: Open Lines with Dr. David Livingston; Topics: We discussed a variety of space and related topics ranging from equity crowd funding, commercial space telescopes, Moonwards, lunar
September 13, 2017 @ thespaceshow.com



DIY Spaceflight | Big Picture Science

The Big Picture Science radio show and podcast engages the public with modern science research through lively and intelligent storytelling. Hear about SpaceFab at 19:10 minutes in.
February 2, 2017 @ bigpicturescience.org

Space Telescope Business

We are designing and building the first commercial space telescope. This satellite will generate significant revenue as soon as it is launched, addressing both the astronomical and Earth observation markets. We plan to build and launch many more satellites for these markets as well as other markets. We want to be the largest provider of on-demand space telescope services, so that everyone can afford access to powerful multi-purpose space telescopes for personal, educational, and commercial use.


Space Telescopes
Asteroid Mining
Space Manufacturing
SpaceFab.US


Business Road Map
Cost efficient high value space telescopes
Unique business model
"Deployable optics" technology
Asteroid mining
Priority on metal asteroids
Exponential Space Manufacturing
Fully automated In-Space manufacturing
SpaceFab.US


Space Telescopes
SpaceFab.US


Space Telescope Business
The first commercial space telescope, for both Earth observation and space astronomy
Maximize revenue
Earth observation on daytime side
Astronomy on night time side
SpaceFab.US


Why Astronomy From Space
Always perfect observing conditions
Free of weather problems, atmospheric distortion, light pollution from city lights
24 hour operation, not just at night
Longer camera exposure times
Both Northern and Southern hemispheres are viewable
All IR and UV wavelengths viewable, unblocked by atmosphere
SpaceFab.US


Space Observatory Services Market
$100M annual Total Available Market for professional and amateur astronomers
Only a few professional and amateur astronomers have access to a space based telescope → severe shortage of availability
Market can be profitably serviced from our initial satellite
Working with a major US university on multi-million dollar NSF funded program, US colleges get access to our space telescope
SpaceFab.US


Earth Observation Services Market
$1.6B annual Total Available Market
Commercial mapping
Agriculture analysis
Pollution monitoring
Weather prediction
Security and Defense
SpaceFab.US

Waypoint Space Telescope

The Waypoint space telescope satellite is an advanced space telescope that will be commercially viable even from the first satellite launched into orbit. We have corporate partners working with us to design and build critical optical and mechanical components, and have an agreement with a corporate partner to provide the launch of our first space telescope satellite in 2019. We have established a relationship with a major university partner for a funding program which should result in enough customers to reach full telescope time capacity of our first satellite.


SpaceFab Waypoint Space Telescope
SpaceFab.US


Waypoint Space Telescope Satellite
Design, build, and launch satellite #1 in 2019
A corporate partner will subsidize the launch cost
18 kg, 12U cubesat
Corrected Dall Kirkham telescope, 21 cm diameter
Deployable secondary mirror cuts spacecraft structure cost and launch cost in half
Image processing accelerated by on-board hardware
Three powerful cameras
SpaceFab.US


Waypoint Space Telescope Satellite
High resolution 48 Mpixel visible and near-IR camera
Astronomy: .6 arcsecond resolution
Earth observation: 1 meter GSD, super-resolution mode
Image intensified ultraviolet 8 Mpixel EMCCD camera
Exposure time reduced by 20X
150 band hyperspectral camera
470 nm to 900 nm
3 meter GSD
SpaceFab.US


SpaceFab Waypoint Space Telescope
Cameras for UV, visible, and hyperspectral imaging
Laser communications to our optical ground stations
SpaceFab deployable mirror technology provides Waypoint with 3X to 35X reduction in cost
Satellite | Mass | Cost incl. launch | Mirror Size | Ground Resolution
SpaceFab Gen1 | 18 kg | Lowest | 21 cm | 1 m
BlackSky / SCOUT | 55kg | $7M | 25cm | 1 m
Beijing 1 | 166kg | $60M | 31 cm | 4 m
Razaksat | 180kg | $70M | 30cm | 2.5m
SpaceFab.US


Waypoint Satellite Marketing Plan
Astronomical imagery
Low resolution is free
Public and private repositories
Archived and tasked imagery on demand
Subscription – access to all high resolution public data
Earth observation imagery
Free low resolution
Archived and tasked imagery on demand
High resolution 1 meter GSD
SpaceFab.US


Waypoint Satellite Future Development
Build and launch constellation
Four Waypoint satellites fit on a $3M launcher
Low cost constellation with 1 meter GSD and high revisit rate
Future very high resolution optical satellite
30 cm GSD, super-resolution mode
Deployable secondary mirror cuts weight, size, and cost by an order of magnitude
Each satellite can be launched by a $10M launcher
SpaceFab.US


Waypoint - Interior View
SpaceFab.US


Waypoint - Interior View
SpaceFab.US


Customers can take pictures like this from our satellite
M101


Customers can take pictures like this from our satellite
M83
.6 arcsec / pixel


Customers can take pictures like this from our satellite
M51
.6 arcsec / pixel

Asteroid Mining

We will leverage our space telescope technologies to extend into asteroid mining and exponential space manufacturing businesses. Pushing the frontier has always led to prosperity and new innovations. Our asteroid mining plan is much different from other asteroid mining companies who plan to mine water. Rather than water, we are focused on mining metal. An entire manufacturing industry, leading up to Exponential Space Manufacturing, can be constructed in space using asteroid metal. The first mission in our exponential space manufacturing plan is to send a satellite to a metal asteroid, mine and refine metal at the asteroid, and return material back to Earth. We believe that the returned material could be valuable enough to pay for the cost of the mission.


ASTEROID MINING
SPACE MANUFACTURING
SpaceFab.US


Space Manufacturing Business Line
Asteroid Mining and Exponential Space Manufacturing
Build on technology from Space Telescope business
Robotic processing of metal asteroids into bulk metals
Make and assemble metal tooling and machinery using 3D printing and CNC machine tools
Exponential growth in manufacturing capacity
Provide in-space manufacturing as a service
SpaceFab.US


Exponential Reduction In Costs
Fully automated in-space manufacturing will drive most costs down to zero
Raw material and real estate cost: zero
Continuous reduction in costs of labor, energy, equipment, and transportation means fabrication costs will approach zero
Large billion dollar structures such as power beaming satellites or large space stations will become affordable
SpaceFab.US

Space Manufacturing

Our exponential space manufacturing business line will be built on the foundation of the technology we use for our space telescope satellites. We will be developing the technology to collect, process, and refine the asteroid metal. In a future mission, we will send a satellite with machine tools such as a metal 3D printer, a CNC (computer numerically controlled) machine, and an electron beam welder to make parts that can be used to make more machine tools. Exponential space manufacturing will make it less expensive to manufacture in space than to manufacture on the Earth, revolutionizing how we build and what we build for use in space.


EXPONENTIAL
SPACE MANUFACTURING
SpaceFab.US


Exponential Manufacturing In Space
Metal from asteroids will be used to make parts and machinery
3D printing, machine tools, and robots can be used to make more and more complex machines from simpler parts
Exponential growth cycle
Design a machine tool center to duplicate itself in six months
Hard to manufacture parts need to be shipped from Earth, but fewer and fewer with each manufacturing cycle
Manufacturing capacity grows one thousand fold in five years
SpaceFab.US


Software Enabled Space Manufacturing
Use open source software to control and simulate manufacturing robots
ROS (Robot Operating System) – robot application libraries
Gazebo – simulate multiple robots and environment
OpenCV – computer vision library
No need for teleoperation. Develop and test fabrication apps virtually on Earth, then execute in space
Same model as cloud computing, migrated to space manufacturing environment
Science has caught up with science fiction
SpaceFab.US


Exponential Reduction In Costs
Space manufacturing will drive most costs down to zero
Raw material and real estate cost: zero
Continuous reduction in costs of labor, energy, equipment, and transportation means fabrication costs will approach zero
Exponential reduction in costs means it will cost less to manufacture objects in space than to manufacture them on Earth
Large billion dollar structures such as power beaming satellites or large space stations will become affordable
SpaceFab.US

Intellectual Property

The closest known metal asteroid requires about double the energy needed to go to the nearest non-metallic asteroid, so we plan to use our super high efficiency ion engine accelerator for propelling our satellite. We will also be filing patents on the extendable secondary mirror for our space telescopes.


Intellectual Property
Patent pending ion accelerator
Additional intellectual property to be filed
telescope vibration control system
extendable boom
repairable robotic arm
Wefunder.com/SpaceFab
SpaceFab.US

About Us

The CEO and a co-founder of SpaceFab.US is Randy Chung. He graduated from University of California at Berkeley with a bachelor's degree in EECS (electrical engineering and computer science). His first job was at Hughes Aircraft's Space and Communications Group, working on Spacecraft Telemetry and Control. He then worked on digital signal processor integrated circuits at Hughes' Radar Systems Group. He continued working on integrated circuits at Western Digital, where, as a solo design engineer, developed the world's first single chip hard disk controller. This chip was designed into the IBM PC-AT, and Western Digital quickly grew to a billion dollar company based on this very successful product.
Our spacecraft engineering director and also a co-founder of SpaceFab.US, is Sean League. He is an astrophysicist, an optical networking engineer, and is experienced in observatory and telescope sales and design. He has worked at nLight on anti-missle laser systems, and at MCI Worldcom and Nortel on optical networking.


Who We Are
Randy Chung, Co-founder, CEO and Chairman of the Board
Founder of EdgeStream, Inc., Internet streaming video delivery
CTO for 15 years, system and software
System and integrated circuit Electrical Engineer, total of 25 years
Satellite engineering, radar signal processing at Hughes Aircraft
Developed a billion dollar product, world's first single chip hard disk controller at Western Digital, used in IBM PC-AT
Developed CMOS imager integrated circuit products at Rockwell Semiconductor and Conexant
SpaceFab.US


Who We Are
Sean League, Co-founder & Spacecraft Engineering Director
Experienced company founder of US Telescopes, Inc.
Astrophysicist, optical networking engineer, observatory and telescope sales and design
VP Sales and Marketing Director at Daystar Filters
nLight Inc. (anti-missile lasers), MCI Worldcom, Nortel
SpaceFab.US


Partners
Dr. Robert Chung, Member of SpaceFab.US Board of Directors
Visiting Professor at University of California at Berkeley, experienced in demography and statistical analysis
Yen Choi, Member of SpaceFab Board of Advisors
Co-founder and Board Member of Fibersat, a satellite operator. Co-founder and Board Member of Netcom Africa, a pan African Network Services Provider.
Richard Hedrick, Member of SpaceFab Board of Advisors
President and CEO of PlaneWave Instruments, manufacturer of observatory class astronomical telescopes.
SpaceFab.US

Our Journey So Far

We are making great progress in identifying our target market, talking to potential customers, working with corporate and university partners, and designing our Waypoint space telescope. We've partnered with Fibersat, which will be launching a large communication satellite, and with Planewave, a top builder of observatory grade telescopes.



SpaceFab.US Launches
The company starts work on a super high efficiency ion engine design for satellite propulsion.
February 2016
Space Telescope
We start designing our Waypoint space telescope.
May 2016
Partners with Fibersat
We have an agreement for our space telescope to have a rideshare on Fibersat's communication satellite launch.
June 2016
Partners with Planewave
Satellite telescope optics will be designed and built by Planewave Instruments.
September 2016
Exhibited at AAS
A precision CNC machined prototype was shown at American Astronomical Society convention to prospective customers.
January 2017
Ground Station Agreement
Our first satellite optical ground station will be located at an Oregon observatory.
March 2017
Primary Optics
Release primary mirror optical design to our manufacturing partner, Planewave.
Q3 2017
Mirror Deployment
Release design of our unique mirror deployment mechanism to a manufacturing partner in Colorado.
Q4 2017

Letter from Randy Chung to Potential Investors

August 17, 2017

My first job after graduating from college was working on a communications satellite, but I spent most of my career designing computer chips. Throughout my career, I've seen the changes in the electronics and semiconductor industries, starting with the advent of six transistor radios from Sony, on to computer processor chips from Intel, and now smartphones from Apple. The innovation has been amazing. Transistors started out costing five dollars each, and now you can buy an Arduino computer board with 5 billion transistors for the same five dollars. The exponential growth in processing power along with the exponential reduction in electronics cost has revolutionized our lives. In space technology, we are at a point similar to that of the six transistor radio. We've come a long way, yet we can go much farther, much faster.

Let's talk about building things for space. The industry currently doesn't manufacture anything in space. Instead, we manufacture on the ground and then launch into space. That greatly limits what we can build, because everything has to fit on top of a rocket. When we look at the International Space Station, it's a Tetris puzzle of rocket pieces. Once we are able to manufacture in space, we can start building structures as large or larger than the International Space Station. This opens the realm to construction projects such as power satellites and habitats for astronauts.

At Spacefab.US, our long term plan is to build tools which can make bigger tools and progressively build machinery for factories to make finished goods useful in space. Our asteroid mining and manufacturing approach is to focus on metal asteroids, because metal is necessary to build an industrial base in space.

The raw metal at a metal asteroid is essentially free, and can be used with a minimum amount of refining to make all kinds of manufacturing tooling. As space manufacturing capacity grows exponentially, the cost of space manufacturing will go down exponentially, just as it has happened with the semiconductor industry. The exponential cost reduction over time means that it will be less expensive to manufacture most things in space than to manufacture them on Earth.

The first step in implementing our big audacious goal is with a space telescope satellite business, because all the technologies we use for space telescopes can also be used for our space manufacturing satellites. This allows us to develop and refine our technology while bringing in revenue. All investors will receive time on our space telescope satellite to take beautiful pictures of the Earth or stars and galaxies. This time can be for yourself or the time can be donated to your favorite school.
When we are excited by a scalable idea, we often say "the sky's the limit". We have taken this to the next level and live by "the sky is unlimited!" We are calling on space enthusiasts around the world to invest in the future of SpaceFab.US, to invest in an exciting future for all mankind.

- *Randy Chung*

Meet the Founders



Randall Chung
CEO/Co-Founder



Sean League
Spacecraft Design/Co-Founder

AND THE REST OF THE TEAM



Richard Hedrick
SpaceFab Advisor, Planewave Instruments CEO



Yen Choi
SpaceFab Advisor, Fibersat Co-founder

Raised $124,778 From 171 Investors

$124,778

In Progress



Yen Choi

Entrepreneur and investor Co-Founder / CTO - Netcom Africa Co-Founder - Fibersat SA Advisor - SpaceFab.us Advisor - Ignitia AB Principal - 100 Groundnut



George League

Age 73. Retired telecom engineer, 30 years IBM, 16 years Nortel.



George League

Age 73. Retired telecom engineer, 30 years IBM, 16 years Nortel.



Yen Choi

Entrepreneur and investor Co-Founder / CTO - Netcom Africa Co-Founder - Fibersat SA Advisor - SpaceFab.us Advisor - Ignitia AB Principal - 100 Groundnut

Meng Zhang

iGAGING Precision Measuring gauges and instruments. Enjoy Accuracy! San Clemente, CA 92673, USA



Annabelle Esmane

I'm a registered nurse by profession.

MORE INVESTORS

Interview

− COLLAPSE ALL

WF: What makes you so excited about space mining, manufacturing, and space telescopes?

We are excited about private space enterprise, rather than government programs. The conditions are ripe for private space businesses to be launched and to make a huge impact on the future, similar to the rise of the Internet, the personal computer, and the railroads in the 1800's. Space has practically unlimited resources, ready to be tapped.

WF: What are you building?

We are currently building space telescopes and will offer our own commercial space telescope observation service.

WF: What's next, in terms of expansion?

SF: We will be building larger, more sensitive, and higher resolution space telescopes. We will continue to design and build multi-purpose space telescopes that can be used by a wide range of customers in the astronomy, Earth observation, and government markets.

WF: Who are your competitors?

- In asteroid mining, Planetary Resources and Deep Space Industries are working on mining water from asteroids. We are focusing on mining metal from asteroids, because that enables exponential manufacturing.

- In space manufacturing, Made in Space is working on 3D printing plastic objects in the International Space Station. We are focusing on robotic 3D printing and machining of metal objects and tools in space.
- In telescope observation services, Slooh.com, iTelescope provide paid ground telescope observation services to amateur astronomers. We will provide similar paid observation services using our space telescope satellites.
- In Earth observation, Digital Globe, Airbus, Planet Labs, and Planetary Resources have or are working on single purpose satellites for Earth observation. Our SpaceFab satellites will be dual purpose, used for both Earth observation and astronomical observation.

WF: Why are we different and better than the competition?

- For astronomical telescopes, Slooh.com and iTelescope only provide ground based telescope observation. We will be the first service provider dedicated to astronomy with our own commercial space telescope satellites.
- For asteroid mining, we are concentrating on metal asteroids, while Deep Space Industries and Planetary Resources are concentrating on mining water. The enormous advantage of mining metal is that it enables exponential manufacturing, which will be a transformative multi-billion dollar market.
- For space manufacturing, Made in Space is concentrating on manufacturing using 3D printed plastic, which must be sent to space from the Earth. SpaceFab is concentrating on manufacturing using metal that's already in space, and using the metal to build an exponentially growing manufacturing service.
- In Earth observation, for the same size satellite, our telescope will cost half of much to launch because of our unfolding telescope design. This provides a lower cost, higher sensitivity, and higher resolution telescope than the competitors' satellites.

WF: Which segment of the market are you attacking?

SF: We are starting out with attacking the astronomical observation market first, because it is not currently being addressed, and because it can be profitably addressed from our very first satellite. We also addressing the Earth observation market with the same space telescope, with high resolution and hyperspectral cameras. We will address a double sized market, because our space telescope can observe the Earth in the daytime part of the orbit, and perform astronomical observation in the nighttime part of the orbit.

WF: What valuations have related companies been acquired for?

In 2014, Google acquired the five year old company Skybox Imaging for $500 million.

WF: How does your technology work? Why is it better?

SF: Our unfolding telescope design allows us to build and launch much larger telescopes in a more compact spacecraft. We will have a 2:1 size advantage when launched. This lowers the launch cost, which can be the major cost for small satellites, and allows us to optimize the optical telescope design.
We are also using optical communications to downlink the large amount of telescope image data, and we will use optical communications in the future for our deep space mining and manufacturing. Optical communications provides higher bitrates and longer range at a lower cost than radio communications.

WF: Who are your customers and how will you reach them?

SF: Our initial market is to provide astronomical observation services to universities, professional astronomers, and amateur astronomers. We will provide services to the tens of thousands of amateur astronomers through our own website, and we will use social media, press coverage, and periodicals to reach the amateur astronomers. We are already working with a major university on a program funded by the National Science Foundation to provide U.S. colleges access to our space telescope.

WF: What are your other financing plans?

SF: We will work on raising a Series A financing of $2 million to $3 million at the end of 2017 or early 2018. This will allow us to finish our first space telescope, through VC or other type of financing,and launch our satellite in 2019. We plan to reach profitability without needing to raise additional funding.

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ASK QUESTION

Meng Qian Sep 2

Hi SpaceFab team, it looks like a great business and very excited about you guys are doing in the private space sector. Just curious, what are your thoughts on choosing crowdfunding as one of your funding sources? The concept is not very easy to understand compared to other industries (e.g. food, beverage, social networking, etc) and I don't think most of the regular investors on this portal would have technical background in this field. It would be very hard for regular investors to have sufficient knowledge to understand the business model and assess the feasibility of the project.



Randall Chung CEO/Co-Founder FOUNDER Sep 2

We are definitely traveling a different path than a typical high tech startup, but we have been encouraged by the response so far.

We feel that there is a lot of interest in innovative New Space startups, not just in the U.S. but worldwide, and we'd like to give space enthusiasts an opportunity to participate at the earliest stage.

Being a pioneer in using crowdfund investing for New Space also enhances our story as we publicize our company and add investors, customers, and supporters.

Thank you for supporting our efforts in building a successful company and a new kind of space industry!

LIKE

Matt Dahlquist Sep 8

Are you purchasing/ leasing someone's off the shelf avionics or are you developing your own systems? In either case how much testing and evaluation has been done to fine tune orientation, directional and other flight requirements? Is the 2019 launch planned as a disposable "tester" or as a functional telescope? Will you data-share or lease/ sublet their systems for your own data with "asteroid zoo" crowd source asteroid spotting or make your own?



Randall Chung CEO/Co-Founder FOUNDER Sep 8

We are using off the shelf GPS, Globalstar radios, power and battery management, momentum wheels, torque coils, and controllers. We are designing our own attitude control system, because there is no off the shelf solution that will integrate with our main telescope's fine pointing cameras (we have a consultant who is experienced in ACS design and simulation). We do plan to have a test lab with optical gear, Helmholtz coils, and the like, where we can do hardware in the loop testing...

...We are also designing our own computer board, because there is nothing off the shelf that fits in a cubesat card cage, has ECC memory, fast processing, SATA or PCIe interfaces, and can handle multiple streams of high speed camera data. We do have experience designing computer systems...

...Our first satellite will not be a disposable test, it is meant to be fully functional and capable of generating revenue from paying customers...

...Customer tasking will have priority, whether it is for day side Earth observation or night side astronomy. If there is spare time, we'll take imagery to build up our archives...

...We'd be happy to work with Asteroid Zoo, B612, or other non-profits. Perhaps a NASA or NSF grant could be arranged? We will have a powerful FPGA with spare gates that could accelerate synthetic tracking and other image processing algorithms. Maybe we could barter observation time for an FPGA soft module or code module.

LIKE

MORE QUESTIONS

RISKS

1 The shares are speculative investments which involve a substantial risk of loss.

2 We plan to use the funds raised in this Wefunder campaign "seed" round to complete an engineering model of our space telescope satellite. We will need to raise $2 million dollars or more, in addition to the amount raised in this Wefunder campaign "seed" round, to complete the design, manufacture and test our flight model, and then launch our first space telescope satellite. We plan to raise the additional $2 million by showing considerable progress in designing our satellite and demonstrating market interest in use of the satellite. However, we may not make enough progress to convince a venture capital firm to provide "Series A" funding. If this happens, we may have to sell our technology, sell the company, or close the company, and investors might lose their investment.

3 We have a plan to obtain enough revenue to reach break-even within a year after we launch our satellite and it is operational. However, it is possible that there will be a rocket launch failure, and our satellite will be destroyed, which means there will be no revenue. We plan to mitigate this risk by purchasing launch insurance, which should allow

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

SpaceFab is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?

Randy Chung

CEO at SpaceFab.US

SpaceFab.US • University of California, Berkeley

Orange County, California Area • 126

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Experience

Founder, CEO
SpaceFab.US
Jan 2016 – Present • 1 yr 8 mos
Orange County, California

CTO
EdgeStream
2000 – Dec 2015 • 15 yrs

Manager, Image Processing
Conexant
1994 – 1999 • 5 yrs

Sr. Principal Engineer / Fellow
Western Digital
1980 – 1993 • 13 yrs

Member of Technical Staff
Hughes Aircraft Company
1973 – 1980 • 7 yrs

Space and Communications Division: Product Engineering of Marisat satellite.
Radar Systems Group: Design Engineering of ECL integrated circuits for radar signal processors.

Education

University of California, Berkeley
BS, Electrical Engineering and Computer Science
1969 – 1973

Featured Skills & Endorsements

Embedded Systems · 7 — Endorsed by **2 of Randy's colleagues at EdgeStream**

Image Processing · 6 — **Josh Pine and 5 connections** have given endorsements for this skill

IC · 6 — **Phong Tran and 5 connections** have given endorsements for this skill

View 12 more

Recommendations

Received (2) Given (7)

Justin Biegel
VP, Global Sales at Kentik (We are hiring!)
November 12, 2007, Randy was a client of Justin's

Randy has, and always will be an excellent customer. He is sharp, straight forward, honest, and hard working, and I wish him the best of luck in developing his technology and IPTV software platform. Randy can you tell you himself, I called Randy every month for over a year, and he finally became a customer, and ever since then, it has only been a pleasure working with him. I very much look forward to expanding our relationship, and continuing to explore the opportunities for us to work together.

Abram Hanna
Quality Assurance and Project Manager Professional
September 7, 2007, Abram reported directly to Randy

Randy is a rare manager who strives like no other I've seen for perfection. He is meticulous in providing the customer with the highest quality product possible. His ethics in dealing with both the customers and his employees alike makes everyone proud to be associated with him. It's been a great pleasure working for Randy.

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See all

SpaceFab.US Is Sending a PlaneWave Telescope Into Space



SpaceFab.US is launching the **Waypoint Space Telescope Satellite** in 2019. It will be the world's first commercial space telescope for Astronomy and Earth observation, and will be the basis for a large constellation of space telescopes. Observations can be specified on a minute-by-minute basis by private, public, governmental, and educational users located around the world.

Telescope Payload Features *(subject to change)*

- Corrected Dall-Kirkham telescope, Planewave Instruments design
- 1750 mm focal length, 21 cm diameter primary mirror, deployable secondary mirror
- 48 Megapixel imager for visible and near-IR, 0.54 arcsec per pixel FOV, 1 meter GSD (ground sample distance) for Earth observation in super-resolution mode
- 8 Megapixel image intensified EMCCD imager for UV and visible, 200 nm to 700 nm, 0.65 arcsec per pixel FOV, 1.5 meter GSD for Earth observation
- 150 band hyperspectral imager, 470 nm to 900 nm, 2048 pixel image width, 0.65 arcsec per pixel FOV, 3 meter GSD for Earth observation

www.spacefab.us



SpaceFab.US Waypoint Space Telescope

Spacecraft Bus Features *(subject to change)*

- 12U cubesat
- Optical data downlink
- Redundant GPS and radio
- Quad-core processor with hardware accelerators, 1 TByte SSD flash memory
- Dual star trackers and multiple Sun/Earth trackers
- Redundant momentum wheel sets with high accuracy and high speed modes
- Radiative cold plate for imager cooling

Questions? Comments?
We'd like to hear from you!
Please email us at
info@spacefab.us

SPACEFAB.US

Space Telescopes
Asteroid Mining
Exponential Space Manufacturing

SpaceFab.US, Inc.
P.O. Box 7498
Laguna Niguel, CA 92607

phone: (949) 464-5793
email: info@spacefab.us
www.spacefab.us

8/17/2017